SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1933

February 19, 2003

Date of Report (date of earliest event reported)

Artisan Components, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23649	77-0278185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

141 Caspian Court Sunnyvale, California 94089

(Address of principal executive offices)

(408) 734-5600

(Registrant’s telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On February 19, 2003 (the “Closing Date”), Artisan Components, Inc. (“Artisan” or the “Registrant”), a Delaware corporation, completed the acquisition of NurLogic Design, Inc. (“NurLogic”), a privately-held California corporation, in a merger (the “Merger”) of NurLogic with and into Venice Acquisition Corp. (“Venice”), a Delaware corporation and wholly owned subsidiary of Artisan, pursuant to the Agreement and Plan of Reorganization, dated as of October 18, 2002, among Artisan, Venice and NurLogic, as amended (the “Agreement”).

As a result of the Merger, each outstanding share of NurLogic common stock was converted into the right to receive $0.44 in cash and 0.1007 of a share of Artisan common stock, and each outstanding share of NurLogic preferred stock was converted into the right to receive $4.576 in cash and 0.3456 of a share of Artisan common stock (the “Merger Consideration”).

A total of approximately $5.0 million in cash and 745,000 shares of Artisan common stock were issued to the former NurLogic shareholders in connection with the Merger. In addition, options to acquire 819,000 shares of Artisan common stock were assumed in connection with the Merger.

The above description of the Acquisition is a summary only. A copy of the Agreement, Amendment No. 1 to the Agreement dated November 20, 2002, Amendment No. 2 to the Agreement dated December 30, 2002, Amendment No. 3 to the Agreement dated January 8, 2003, Amendment No. 4 to the Agreement dated January 31, 2003 and the press release dated February 20, 2003 are filed herewith as Exhibits 2.1, 2.1.1., 2.1.2, 2.1.3, 2.1.4 and 99.1, respectively, and describe the terms of the Acquisition. Such exhibits are incorporated herein by reference.

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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

Rule 3-05 of Regulation S-X requires Artisan to furnish financial statements for the acquired business as specified in Rule 3-01 and Rule 3-02. The financial statements are hereby included on pages F-1 to F-20. Artisan believes the provision of these financial statements to be in compliance with the requirements of Rule 3-05 of Regulation S-X as the most appropriate presentation under the circumstances:

•	Report of Ernst & Young LLP, Independent Auditors

•	Balance Sheets as of May 31, 2002 and May 31, 2001

•	Statements of Operations for the years ended May 31, 2002 and May 31, 2001

•	Statements of Shareholders’ Equity for the years ended May 31, 2002 and May 31, 2001

•	Statements of Cash Flows for the years ended May 31, 2002 and May 31, 2001

•	Notes to Financial Statements

•	Unaudited Condensed Balance Sheet as of December 31, 2002

•	Unaudited Condensed Statements of Operations for the seven months ended December 31, 2002 and December 31, 2001

•	Unaudited Condensed Statements of Cash Flows for the seven months ended December 31, 2002 and December 31, 2001

•	Notes to Unaudited Condensed Financial Statements

(b)  Pro forma financial information.

Based on the circumstances described above, the following unaudited condensed combined pro forma financial statements are hereby included in this Form 8-K on pages F-21 to F-27. Artisan believes the provision of these unaudited condensed combined pro forma financial statements to be in compliance with the requirements of Rule 11-01 and Rule 11-02 of Regulation S-X:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2002

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2002

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended December 31, 2002

•	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

3

(c)  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization by and among Artisan Components, Inc., Venice Acquisition Corp. and NurLogic Design, Inc. dated as of October 18, 2002 with exhibits

2.1.1	Amendment No. 1 to the Agreement dated November 20, 2002

2.1.2	Amendment No. 2 to the Agreement dated December 30, 2002

2.1.3	Amendment No. 3 to the Agreement dated January 8, 2003

2.1.4	Amendment No. 4 to the Agreement dated January 31, 2003

23.1	Consent of Ernst & Young LLP, Independent Auditors

99.1	Press Release dated February 20, 2003

4

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 26, 2003

ARTISAN COMPONENTS, INC.

By:	/s/ MARK R. TEMPLETON
Mark R. Templeton President and Chief Executive Officer

5

NurLogic Design, Inc.

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors

NurLogic Design, Inc.

We have audited the accompanying balance sheets of NurLogic Design, Inc. as of May 31, 2002 and 2001, and the related statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NurLogic Design, Inc. at May 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

San Diego, California

July 3, 2002,

except for Note 9, as to which the date is

February 19, 2003

NurLogic Design, Inc.

BALANCE SHEETS

(in thousands)

	May 31,
	2002	2001

ASSETS
Current assets:
Cash and cash equivalents	$5,231	$6,282
Accounts receivable, net of allowance for bad debts and returns of $100 and $300 at May 31, 2002 and 2001, respectively	1,054	2,695
Unbilled accounts receivable	1,441	1,394
Income taxes receivable	934	–
Other current assets	399	529

Total current assets	9,059	10,900

Property and equipment, net	2,136	1,434
Other assets	147	115
Notes receivable from related parties	420	–

Total assets	$11,762	$12,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$919	$765
Accrued payroll and related benefits	918	909
Income taxes payable	–	225
Deferred revenue	1,100	1,378
Deferred income taxes	–	79
Capital lease obligations, current portion	104	37
Note payable, current portion	517	–

Total current liabilities	3,558	3,393

Capital lease obligation, net of current portion	238	24
Note payable, net of current portion	833	–

Shareholders’ equity:
Series A preferred stock, no par value; 875 shares authorized, 437 shares issued and outstanding at May 31, 2002 and 2001, respectively; liquidation preference $5,000 at May 31, 2002 and 2001, respectively	4,896	4,896
Common stock, no par value; 15,000 shares authorized; 5,823 shares and 5,723 shares issued and outstanding at May 31, 2002 and 2001, respectively	1,207	1,130
Warrants	103	–
Notes receivable from shareholder	(320)	(360)
Retained earnings	1,247	3,366

Total shareholders’ equity	7,133	9,032

Total liabilities and shareholders’ equity	$11,762	$12,449

See accompanying notes.

NurLogic Design, Inc.

STATEMENTS OF OPERATIONS

(in thousands)

	Year ended May 31,
	2002	2001

Revenue, net	$11,022	$11,355

Operating expenses:
Cost of revenue	957	995
Research and development	7,965	5,390
Sales and marketing	3,579	2,485
General and administrative	1,753	1,333

Total operating expenses	14,254	10,203

(Loss) income from operations	(3,232)	1,152

Other income, net	109	128

(Loss) income before income taxes	(3,123)	1,280
Benefit (provision) for income taxes	1,004	(222)

Net (loss) income	$(2,119)	$1,058

See accompanying notes.

NurLogic Design, Inc.

STATEMENTS OF SHAREHOLDERS’ EQUITY

Years ended May 31, 2002 and 2001

(in thousands)

	Series A preferred stock		Common stock		Warrants	Notes receivable from shareholder	Retained earnings	Total shareholders’ equity
	Shares	Amount	Shares	Amount
Balance at May 31, 2000	–	$–	5,190	$721	$–	$(360)	$2,389	$2,750
Exercise of stock options	–	–	448	265	–	–	–	265
Issuance of Series A preferred stock, net of $104 of issuance costs	437	4,896	–	–	–	–	–	4,896
Stock options granted for services	–	–	–	8	–	–	–	8
Net income	–	–	–	–	–	–	1,058	1,058
Distribution to shareholder, net of tax benefit of $55	–	–	85	136	–	–	(81)	55

Balance at May 31, 2001	437	4,896	5,723	1,130	–	(360)	3,366	9,032
Exercise of stock options	–	–	100	69	–	–	–	69
Forgiveness of note receivable from shareholder	–	–	–	–	–	40	–	40
Stock options granted for services	–	–	–	8	–	–	–	8
Warrants granted in conjunction with debt issuance	–	–	–	–	103	–	–	103
Net loss	–	–	–	–	–	–	(2,119)	(2,119)

Balance at May 31, 2002	437	$4,896	5,823	$1,207	$103	$(320)	$1,247	$7,133

See accompanying notes.

NurLogic Design, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended May 31,
	2002	2001

Cash flow from operating activities:
Net (loss) income	$(2,119)	$1,058
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	874	613
Forgiveness of note receivable from shareholder	40	–
Deferred income taxes	(79)	(138)
Stock-based compensation expense	8	8
Changes in assets and liabilities:
Accounts receivable	1,641	(158)
Unbilled accounts receivable	(47)	(886)
Income taxes receivable	(934)	–
Other current assets	130	(448)
Other assets	71	(84)
Notes receivable from related parties	(420)	–
Accounts payable and accrued liabilities	154	516
Accrued payroll and related benefits	9	363
Income taxes payable	(225)	162
Deferred revenue	(278)	306

Net cash (used in) provided by operating activities	(1,175)	1,312
Cash flow from investing activities:
Purchase of property and equipment	(1,258)	(1,091)

Net cash used in investing activities	(1,258)	(1,091)
Cash flow from financing activities:
Proceeds from line of credit	–	500
Proceeds from term loans	1,350	–
Repayment of line of credit	–	(500)
Proceeds from exercise of common stock options	69	265
Net proceeds from issuance of preferred stock	–	4,896
Payments on capital leases	(37)	(21)

Net cash provided by financing activities	1,382	5,140

Net (decrease) increase in cash and cash equivalents	(1,051)	5,361
Cash and cash equivalents at beginning of year	6,282	921

Cash and cash equivalents at end of year	$5,231	$6,282

Supplemental disclosure of noncash activities:
Equipment acquired through capital leases	$319	$44
Income tax benefit netted against distribution to shareholder	$–	$55
Warrant granted in conjunction with debt issuance	$103	$–
Cash paid for:
Interest	$7	$10
Income taxes	$229	$198

See accompanying notes.

NurLogic Design, Inc.

NOTES TO FINANCIAL STATEMENTS

May 31, 2002

Note 1.    Organization and Summary of Significant Accounting Policies

NurLogic Design, Inc. (the “Company”) was incorporated in California on May 27, 1997. The Company provides mixed-signal technology to the semiconductor industry in the form of semiconductor intellectual property products, advanced ASIC design services and mixed-signal components in the high performance communications markets. The Company’s fiscal year end is May 31.

Revenue Recognition

Revenue consists of license and royalty revenue. License revenue is comprised of product license fees, maintenance fees, service fees, and custom development services. Product license fees are recognized upon delivery of the product. Maintenance fees are deferred and recognized ratably over the period of service. Service fees are recognized at agreed upon rates as time is incurred. Custom and semi-custom development services revenue is recognized using the percentage-of-completion method. Royalty revenue is related to the use of the Company’s products or technologies under license arrangements with third parties. These royalties are not reasonably estimable; therefore, the Company recognizes revenue upon receipt of royalty statements from the licensee. For fiscal 2002 and 2001, royalty revenue did not exceed 10% of total revenue.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents.

Concentration of Credit Risk

A relatively small number of customers account for a significant percentage of the Company’s revenues. The Company expects that the sale of its products to a limited number of customers may continue to account for a high percentage of revenue for the foreseeable future. The Company’s revenue for fiscal 2002 includes sales to two significant customers totaling $1,516,000 or 13.8% of total revenue and $1,251,000 or 11.4% of total revenue. The Company’s revenue for fiscal 2001 includes sales to two significant customers totaling $2,273,000 or 20.0% of total revenue and $1,180,000 or 10.4% of total revenue.

Credit is extended based on an evaluation of the customer’s financial condition and a cash deposit is generally not required. The Company estimates its potential losses on trade receivables on an ongoing basis and provides for anticipated losses in the period in which revenue is recognized. Credit losses have historically been minimal and have been within management’s expectations.

Deferred Rent

Rent expense is recorded on a straight-line basis over the term of the lease. The difference between rent expense accrued and the amount paid under the lease agreement is recorded as deferred rent in the accompanying balance sheet.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets (three to seven years). Tenant improvements are amortized over the estimated useful life of the improvement or the remaining term of the lease, whichever is less.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, the Company will value the asset at fair value. The Company has not recognized any impairment losses through May 31, 2002.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NurLogic Design, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

Comprehensive (Loss) Income

SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive (loss) income, including net (loss) income, be reported in the financial statements in the period in which they are recognized. Comprehensive (loss) income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net (loss) income and other comprehensive (loss) income, including foreign currency transaction adjustments and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive (loss) income. Comprehensive (loss) income for fiscal 2002 and 2001 did not differ from reported net (loss) income.

Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, Accounting for Stock-Based Compensation, requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, when the exercise price of the Company’s employee stock options is not less than the fair value for the underlying stock on the date of grant, no compensation expense is recognized.

Deferred stock-based compensation for options and warrants granted to non-employees is determined at the grant date in accordance with SFAS No. 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and is recorded at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Deferred stock-based compensation for options granted to non-employees is periodically remeasured as the underlying options vest and is recognized over the period the related services are rendered.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement supersedes APB Opinion No. 17, Intangible Assets. SFAS No. 142 stipulates that goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or under certain circumstances more frequently, for impairment. SFAS No. 142 is effective for any goodwill and intangible assets acquired after June 30, 2001, and upon adoption for such assets acquired before July 1, 2001. Companies are required to adopt SFAS No. 142 in the first fiscal year beginning after December 15, 2001. The Company does not believe the adoption of SFAS No. 142 will have a material impact on its financial statements.

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 144 provides a single accounting model for the long-lived assets to be disposed of. Companies are required to adopt SFAS No. 144 in the first fiscal year beginning after December 15, 2001. The Company does not believe the adoption of SFAS No. 144 will have a material impact on its financial statements.

Note 2.    Property and Equipment

Property and equipment consist of the following (in thousands):

	As of May 31,
	2002	2001

Computer equipment	$1,068	$945
Lab equipment	819	260
Office furniture, fixtures and equipment	266	124
Software	2,272	1,723
Tenant improvements	208	5

	4,633	3,057
Accumulated depreciation	(2,497)	(1,623)

	$2,136	$1,434

NurLogic Design, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

Note 3.    Advertising Costs

Advertising costs are expensed as incurred and totaled $75,000 and $99,000 for fiscal 2002 and 2001, respectively.

Note 4.    Commitments and Contingencies

Leases

The Company leases its facilities under operating lease agreements. The Company leases a portion of its equipment under capital lease agreements.

Cost of equipment acquired under capital leases totaled $403,000 and $84,000 and accumulated amortization totaled $51,000 and $13,000 as of May 31, 2002 and 2001, respectively. Facilities rent and operating lease expense was $766,000 and $276,000 for fiscal 2002 and 2001, respectively. Sublease income which began in November 2001, totaled $119,000 for fiscal 2002. Future sublease income, under noncancelable sublease agreements, is expected to be $153,000 for fiscal 2003; however, there can be no assurance that the subleasees will continue to perform under these arrangements.

Future minimum lease payments for all leases with initial terms of one year or more are as follows as of May 31, 2002 (in thousands):

	Operating Leases	Capital Leases

2003	$774	$118
2004	560	154
2005	580	113
2006	599	–
2007	206	–
2008 and thereafter	–	–

Total minimum lease payments	$2,719	385

Less amounts representing interest		43

Present value of future minimum lease payments		342
Less current portion of capital lease obligations		104

Long-term capital lease obligations		$238

Legal Proceedings

From time to time the Company is subject to legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, cash flow or liquidity.

Note 5.    Shareholders’ Equity

Preferred Stock

In fiscal 2001, the Company’s Board of Directors authorized the issuance of 5,000,000 shares of preferred stock with no par value per share.

NurLogic Design, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

In fiscal 2001, the Company’s Board of Directors designated 875,000 shares as “Series A Preferred Stock.” As of May 31, 2002, 437,000 shares of Series A Preferred Stock were issued and outstanding. The Series A Preferred Stock has a liquidation preference equal to the original Series A issue price per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits); is convertible into common stock at a “Conversion Price” determined by dividing the original Series A issue price by the conversion price applicable to such share in effect on the date the certificate is surrendered for conversion, subject to adjustments for anti-dilution; is entitled to receive noncumulative dividends at the rate equal to 7% of the original Series A issue price, in the event that any dividends are declared on the Common Stock by the Board of Directors. The Series A Preferred Stock shareholders are entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Preferred Stock could be converted, which, at May 31, 2002, was one vote per share of Series A Preferred Stock; and are entitled, as a class, to designate and elect one member of the Board of Directors.

Common Stock

The Company’s Board of Directors is authorized to issue 15,000,000 shares of common stock at terms and conditions that they determine. As of May 31, 2002 and 2001, 5,823,000 and 5,723,000 shares of common stock were outstanding, respectively. As of May 31, 2002 and 2001, 195,000 and 378,000 shares of common stock were subject to repurchase by the Company, respectively.

During fiscal 2001, the Company terminated an agreement with a shareholder and issued 85,000 shares of common stock with a total value of $136,000 as consideration. The Company recorded the transaction directly to retained earnings as a distribution to shareholder, net of a tax benefit of $55,000.

Warrants

On May 31, 2002, the Company granted 10,000 warrants to purchase shares of Series A Preferred Stock at an exercise price of $11.20 per share with a term of 10 years from the date of issuance. The warrants were granted in conjunction with a loan and security agreement entered into by the Company with a bank on May 31, 2002.

The warrants were valued based on the Black-Scholes pricing model and a total of $103,000 was recorded as deferred financing costs during fiscal 2002. The following assumptions were used to value the warrants: expected volatility of 97%; risk free interest rate of 4.75%; an expected warrant life of ten years; and no annual dividends. The deferred financing costs are included in other assets and will be amortized as additional interest expense over the life of the loan and security agreement.

Stock Options

In September 1997, the Company adopted its 1997 Stock Incentive Plan under which employees, directors and consultants may be granted options and stock purchase rights to purchase common shares and in January 2000, the Company adopted its 2000 Stock Incentive Plan (the “Plan” or collectively the “Plans”). The Plan replaced the Company’s 1997 Stock Incentive Plan, under which 1,040,000 stock options were granted. The Plan provided for the grant of up to 2,000,000 incentive and non-statutory stock options, stock bonuses and restricted stock. In August 2001, the Company amended the articles of incorporation to increase the number of authorized shares to 3,500,000. Options granted under the Plan generally expire no later than ten years from the date of grant (five years for a 10% stockholder). Options generally vest and become fully exercisable over a period of four years. The exercise price of incentive stock options must be equal to at least the fair value of the Company’s common stock on the date of grant, and the exercise price of non-statutory stock options may be no less than 85% of the fair value of the Company’s common stock on the date of grant. The exercise price of any option granted to a 10% stockholder may be no less than 110% of the fair value of the Company’s common stock on the date of grant. In addition, the Board of Directors has approved and granted 1,392,000 stock options outside of the Plans to executives and directors.

The Company has elected to follow APB No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its employee stock options and restricted stock grants because the alternative fair value accounting provided for under SFAS No. 123, Accounting for Stock-Based Compensation, requires use of stock valuation models which the Company believes were not developed for use in valuing employee stock options and restricted stock grants. Under APB No. 25, because the issuance price of the Company’s employee stock options and restricted stock equals the fair value of the stock on the date of grant as determined by the Company’s Board of Directors, no compensation expense is recognized.

NurLogic Design, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

The following table summarizes stock option activity through May 31, 2002 (in thousands except per share data):

	Granted Outside the Plans	Granted From the Plans	Total Options	Weighted-Average Exercise Price

Options outstanding at May 31, 1999	1,100	662	1,762	$0.45
Granted	292	582	874	$0.80
Exercised	(464)	(45)	(509)	$0.77
Canceled	–	–	–	$–

Options outstanding at May 31, 2000	928	1,199	2,127	$0.52
Granted	–	1,259	1,259	$1.05
Exercised	(128)	(320)	(448)	$0.59
Canceled	–	–	–	$–

Options outstanding at May 31, 2001	800	2,138	2,938	$0.74
Granted	–	1,397	1,397	$1.61
Exercised	–	(100)	(100)	$0.68
Canceled	–	(164)	(164)	$0.89

Options outstanding at May 31, 2002	800	3,271	4,071	$1.03

The exercise price range for options outstanding as of May 31, 2002 and 2001 was $0.25–$1.76 and $0.25–$1.60, respectively. The weighted-average remaining contractual life of those options as of May 31, 2002 and 2001 is 7.89 and 8.41 years, respectively.

As of May 31, 2002, no shares were available for future grant and 187,000 shares were vested or exercisable under the 1997 Stock Incentive Plan. As of May 31, 2002, 762,000 shares were available for future grant and 551,000 shares were vested and exercisable under the Plan.

Pro forma information regarding net income is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options and stock purchase plan under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using the “Minimum Value” option pricing model with the following weighted-average assumptions for fiscal 2002 and 2001: risk-free interest rate of 4.75% and 6.0%, respectively; dividend yield of 0%; and a weighted-average expected life of the options of 4.00 years and 4.42 years, respectively.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period. The Company’s pro forma net (loss) income for fiscal 2002 and 2001 was $(2,295,000) and $888,000, respectively. The pro forma effect on net (loss) income for fiscal 2002 and 2001 may not be representative of the pro forma effect on net income in future years because it reflects less than one year of vesting and changes in the subjective input assumptions may affect the fair values of future option grants. The weighted-averaged fair value of options granted during fiscal 2002 and 2001 was $0.28 and $0.22, respectively.

As of May 31, 2002, the Company has the following shares of common shares reserved for issuance upon the exercise of stock options and other convertible securities (in thousands):

Issued and outstanding stock options	4,071
Authorized for future stock option grants	762
Issued and outstanding warrants	10
Conversion of Series A Preferred Stock	437

5,280

NurLogic Design, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

Note 6.    Income Taxes

The (benefit) provision for income taxes consists of the following (in thousands):

	Years ended May 31,
	2002	2001

Current:
Federal	$(924)	$347
State	–	13

Total current	(924)	360

Deferred:
Federal	(57)	(80)
State	(23)	(58)

Total deferred	(80)	(138)

Total	$(1,004)	$222

The following is a reconciliation of income taxes from continuing operations calculated at the federal statutory rate to the (benefit) provision for income taxes (in thousands):

	Years ended May 31,
	2002	2001

(Benefit) provision for income taxes at federal statutory rate	$(1,062)	$435
State income tax net of federal impact	(163)	(18)
Permanent differences	128	101
Impact of tax credits	(126)	(372)
Distribution to shareholder	–	55
Change in valuation allowance	248	–
Other	(29)	21

	$(1,004)	$222

NurLogic Design, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

Significant components of the Company’s deferred tax assets and liabilities for federal and state income taxes as of May 31, 2002 and 2001 are as shown below. A valuation allowance of $730,000 was established in the current year to offset the deferred tax assets as realization of such assets is uncertain.

	As of May 31,
	2002	2001

	(in thousands)
Deferred tax assets:
Net operating loss carryforward	$92	$–
Tax credit carryforwards	874	229
Depreciation and other	225	25

Total deferred tax assets	1,191	254

Deferred tax liabilities:
Cash to accrual differences	(461)	(333)

	730	(79)
Valuation allowance	(730)	–

Net deferred tax liabilities	$–	$(79)

As of May 31, 2002 and 2001, the Company has federal research and development tax credit carryforwards of approximately $620,000 and $385,000, respectively, which will begin to expire in 2021 unless previously utilized.

As of May 31, 2002, the Company has federal and state tax net operating loss carryforwards of approximately $2,717,000 and $1,576,000, respectively. The federal tax loss will be carried back to previous taxable income years and utilized. The state tax loss will begin to expire in 2012, unless previously utilized.

Note 7.    Debt

On May 31, 2002, the Company obtained a revolving line of credit totaling $1,500,000 for the purpose of providing additional working capital. Interest on the bank line of credit is charged at the bank’s prime rate plus 0.5% (5.25% at May 31, 2002), and is payable on a monthly basis. The line of credit is collateralized by substantially all of the Company’s assets and expires on May 31, 2003. No amounts were outstanding under this line at May 31, 2002.

NurLogic Design, Inc.

NOTES TO FINANCIAL STATEMENTS (continued)

On May 31, 2002, the Company also signed three term loans totaling $1,650,000 to be used for equipment financing. As of May 31, 2002, the Company had drawn $1,000,000 and $350,000 from two of these term loans, payable in 30 and 36 monthly installments, respectively. Interest rates on all of the term loans were charged at the bank’s prime rate plus 1.0% (5.75% at May 31, 2002). Principal payments are as follows for the loans as of May 31 (in thousands):

2003	$517
2004	517
2005	316

$1,350

The revolving line of credit and term loans contain certain financial and non-financial covenants. As of May 31, 2002, the Company was in compliance with all covenants.

Note 8.    Related Party Transactions

In February 1999, the Company issued 50,000 shares of common stock to an officer in exchange for a $40,000 promissory note. In 2002, the Company forgave the note receivable to the officer in exchange for services rendered.

In March 2000, the Company issued 400,000 shares of common stock to an officer who exercised stock options in exchange for a $320,000 promissory note. The note receivable is a full recourse note and accrues interest annually at a rate of 6.21%.

In May 2002, the Company issued notes to four founders of the Company totaling $420,000. The notes accrue interest at a rate of 6.00% annually, are full recourse and are also collateralized by the individuals’ shares of common stock. The notes are due and payable to the Company on the earlier of (1) May 31, 2007, or (2) the sale of the underlying common stock.

The Company’s revenue for fiscal 2002 and 2001 includes sales to the Company’s preferred stock shareholder totaling $39,000 or 0.4% of total revenue and $196,000 or 1.7% of total revenue, respectively.

Note 9.    Subsequent Event

On October 18, 2002, the Company entered into an Agreement and Plan of Reorganization to be acquired by Artisan Components, Inc. On October 16, 2002, the board approved the proposed acquisition and shareholder approval was obtained on January 31, 2003. The acquisition closed on February 19, 2003.

NurLogic Design, Inc.

UNAUDITED CONDENSED BALANCE SHEET

(in thousands)

December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$3,417
Accounts receivable, net	2,764
Prepaids and other current assets	356

Total current assets	6,537

Property and equipment, net	1,784
Other assets	123
Notes receivable from related parties	420

Total assets	$8,864

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,557
Deferred revenue	1,184
Capital lease obligations, current portion	120
Note payable, current portion	517

Total current liabilities	3,378

Capital lease obligation, net of current portion	218
Note payable, net of current portion	532

Total liabilities	4,128

Shareholders’ equity:
Series A preferred stock	4,896
Common stock	1,301
Warrants	103
Notes receivable from shareholder	(240)
Accumulated deficit	(1,324)

Total shareholders’ equity	4,736

Total liabilities and shareholders’ equity	$8,864

The accompanying notes are an integral part of these unaudited financial statements.

NurLogic Design, Inc.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

	Seven months ended December 31,
	2002	2001

Revenue, net	$5,471	$5,683

Costs and expenses:
Cost of revenue	463	604
Research and development	4,454	4,200
Sales and marketing	1,820	1,944
General and administrative	1,557	801

Total costs and expenses	8,294	7,549

Loss from operations	(2,823)	(1,866)
Interest and other income, net	74	116

Loss before income taxes	(2,749)	(1,750)
Benefit for income taxes	178	700

Net loss	$(2,571)	$(1,050)

The accompanying notes are an integral part of these unaudited financial statements.

NurLogic Design, Inc.

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	Seven months ended December 31,
	2002	2001

Cash flows from operating activities
Net loss	$(2,571)	$(1,050)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	548	506
Amortization of fair value of warrants issued to establish line of credit	24	—
Changes in assets and liabilities:
Accounts receivable	(269)	1,714
Income tax receivable	934	—
Prepaids and other assets	43	(784)
Accounts payable and accrued liabilities	(280)	(885)
Deferred revenue	84	38

Net cash used in operating activities	(1,487)	(461)

Cash flows from investing activities
Purchase of property and equipment	(196)	(1,128)

Net cash used in investing activities	(196)	(1,128)

Cash flows from financing activities
Repayment of note payable	(301)	—
Repayment of capital leases	(4)	(30)
Proceeds from issuance of common stock	190	12
Payment for repurchase of common stock	(15)	—

Net cash used in financing activities	(130)	(18)

Net decrease in cash and cash equivalents	(1,813)	(1,607)
Cash and cash equivalents, beginning of period	5,230	6,282

Cash and cash equivalents, end of period	$3,417	$4,675

The accompanying notes are an integral part of these unaudited financial statements.

NurLogic Design, Inc.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1.    Basis of Presentation

The accompanying unaudited condensed financial statements include the accounts of NurLogic Design, Inc. (“NurLogic” or the “Company”). The Company’s fiscal year end is May 31.

The accompanying unaudited condensed financial statements of NurLogic have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the seven months ended December 31, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ending May 31, 2003 or any other future period. The unaudited condensed interim financial statements contained herein should be read in conjunction with the audited financial statements and footnotes for the year ended May 31, 2002, included elsewhere in this Form 8-K.

Note 2.    Use of Estimates

The preparation of financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to revenue recognition, allowance for doubtful accounts, contingencies and taxes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.

Note 3.    Concentration of Credit Risk

Revenue from individual customers equal to 10% or more of our total revenue was as follows:

	Seven months ended December 31,
	2002	2001

	Percent	Percent
A	14%	9%
B	10%	17%
C	10%	1%
D	—	12%

Credit is extended based on an evaluation of the customer’s financial condition and a cash deposit is generally not required. The Company estimates its potential losses on trade receivables on an ongoing basis

NurLogic Design, Inc.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (continued)

and provides for probable losses in the period when identified. Credit losses have historically been minimal and have been within management’s expectations.

Note 4.    Recently Issued Accounting Pronouncements

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company does not believe that the adoption of FIN 45 will have a material impact on its financial position and results of operations.

In November 2002, the Emerging Issues Task Force reached a consensus on Issue No. 00-21 (“EITF 00-21”), Revenue Arrangements with Multiple Deliverables. EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company does not believe that the adoption of EITF 00-21 will have a material impact on its financial position and results of operations.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS 148”), Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of SFAS 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure requirements are effective for interim periods beginning after December 15, 2002. The Company does not believe that the adoption of SFAS 148 will have a material impact on its financial position and results of operations.

Note 5.    Comprehensive Loss

Comprehensive loss generally represents all changes in shareholders’ equity except those resulting from investments of contributions by shareholders. Comprehensive loss did not differ from reported net loss for all periods presented.

Note 6.    Income Taxes

For the seven months ended December 31, 2002 and 2001, the benefit for income taxes was $178,000 and $700,000, respectively. The benefit represents federal tax refunds of prior taxes paid.

Note 7.    Debt

On May 31, 2002, the Company obtained a revolving line of credit totaling $1,500,000 for the purpose of providing additional working capital. Interest on the bank line of credit is based on the bank’s prime rate plus 0.5% (5.25% at December 31, 2002) and is payable on a monthly basis. The line of credit is collateralized by substantially all of the Company’s assets and expires on May 31, 2003. No amounts were outstanding under this line as of December 31, 2002.

NurLogic Design, Inc.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (continued)

On May 31, 2002, the Company also signed three term loans totaling $1,650,000 to be used for equipment financing. As of December 31, 2002, the Company had drawn $1,000,000 and $350,000 from two of these term loans, payable in 30 and 36 monthly installments, respectively. As of December 31, 2002, the balance outstanding under the term loans was $1,049,000. Interest rates on the term loans are based on the bank’s prime rate plus 1.0% (5.75% at December 31, 2002).

The revolving line of credit and term loans contain certain financial and non-financial covenants. As of December 31, 2002, the Company was not in compliance with the tangible net worth covenant related to its term loans. As of February 19, 2003, the Company received a waiver in respect of such noncompliance at December 31, 2002 and in respect of any future noncompliance with such covenants through February 21, 2003.

Amounts outstanding under the term loans and capital lease arrangements were repaid in full on February 20, 2003.

Note 8.    Account Receivable, net

Accounts receivable, net were comprised of the following (in thousands):

As of December 31, 2001

Accounts receivable	$1,683
Allowance for bad debts and returns	(110)
Unbilled accounts receivable	1,191

$2,764

Note 9.    Legal Proceedings

From time to time the Company is subject to legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, cash flow or liquidity.

Note 10.    Subsequent Event

On October 18, 2002, the Company entered into an Agreement and Plan of Reorganization (the “Agreement”) to be acquired by Artisan Components, Inc. (“Artisan”). On October 16, 2002, the board approved the proposed acquisition and shareholder approval was obtained on January 31, 2003. The acquisition was consummated on February 19, 2003. The consideration consists of approximately $5.0 million in cash, 745,000 shares of Artisan common stock and issued options to purchase 819,000 shares of Artisan common stock. In connection with the acquisition, the Company incurred merger-related costs totalling $2,932,000, which consist of legal and investment banking fees, accounting and other related costs, $2,187,000, which was contingent on completion of the merger, was recorded as an expense in February 2003. Included in general and administrative expense for the seven months ended December 31, 2002 is $745,000 of merger-related costs.

On February 20, 2003, the Company repaid the three term loans used for equipment financing, cancelled their revolving line of credit and cancelled the warrant issued in conjunction with this loan and security agreement.

ITEM 7(b).    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the acquisition by Artisan of NurLogic. The unaudited pro forma condensed combined balance sheet is based on the unaudited historical balance sheets of Artisan and NurLogic at December 31, 2002 and has been prepared to reflect the acquisition as if the acquisition was consummated on December 31, 2002. The unaudited pro forma condensed combined statements of operations combine the results of operations of Artisan and NurLogic for the year ended September 30, 2002 and for the three months ended December 31, 2002 as if the acquisition had occurred on October 1, 2002.

The unaudited pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information is not intended to represent what Artisan’s financial position or results of operations would actually have been if the acquisition had occurred on those dates or to project Artisan’s financial position or results of operations for any future period. The unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

This unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of Artisan and NurLogic. Artisan’s historical consolidated financial statements can be found in Artisan’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002 filed on December 27, 2002 and quarterly report on Form 10-Q for the period ended December 31, 2002 filed on February 14, 2003. NurLogic’s historical financial statements are included elsewhere in this Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	December 31, 2002
	Artisan	NurLogic	Pro Forma Adjustments		Pro Forma Combined

ASSETS

Current assets:
Cash and cash equivalents	$25,981	$3,417	$ (4,598	)(a)(j)	$24,800
Marketable securities	28,765	–			28,765
Accounts receivable, net	12,055	2,764			14,819
Prepaid expenses and other current assets	2,275	356			2,631

Total current assets	69,076	6,537			71,015

Property and equipment, net	4,142	1,784			5,926
Notes receivable from related parties	–	420	(420	)(j)	–
Goodwill	13,741	–	17,785	(b)	31,526
Purchased intangible assets, net	1,779	–	10,490	(b)	12,269
Other assets	1,977	123			2,100

Total assets	$90,715	$8,864			$122,836

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$952	$334			$1,286
Accrued liabilities	5,309	1,223	1,020	(c)	7,552
Deferred revenue	8,048	1,184			9,232
Deferred tax liability	–	–	4,196	(d)	4,196
Capital lease obligations	–	120			120
Notes payable	–	517			517

Total current liabilities	14,309	3,378			22,903

Deferred revenue	810	–			810
Other liabilities	872	–			872
Capital lease, net of current	–	218			218
Notes payable, net of current	–	532			532

Total liabilities	15,991	4,128			25,335

Stockholders’ equity:
Preferred stock	–	4,896	(4,896	)(e)	–
Common stock	17	1,301	(1,300	)(e)	18
Additional paid in capital	80,569	–	24,232	(e)	104,801
Warrants	–	103	(103	)(e)	–
Deferred stock-based compensation	–	–	(696	)(i)	(696)
Notes receivable from shareholder	–	(240)			(240)
Accumulated deficit	(5,862)	(1,324)	804	(e)(f)	(6,382)

Total stockholders’ equity	74,724	4,736			97,501

Total liabilities and stockholders’ equity	$90,715	$8,864			$122,836

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Year ended September 30, 2002
	Artisan	NurLogic	Pro Forma Adjustments		Pro Forma Combined

Revenue:
License	$27,728	$10,351			$38,079
Net royalty	9,518	116			9,634

Total revenue	37,246	10,467			47,713

Costs and expenses:
Cost of revenue	8,297	900			9,197
Product development	11,869	8,116			19,985
Sales and marketing	8,782	3,356			12,138
General and administrative	3,499	1,774			5,273
Amortization of purchased intangible assets	1,967	—	3,925	(g)	5,892
Stock-based compensation expense	—	—	480	(i)	480

Total costs and expenses	34,414	14,146			52,965

Operating income (loss)	2,832	(3,679)			(5,252)
Interest and other (expense) income, net	(377)	125	(89	)(h)	(341)

Income (loss) before provision for income taxes	2,455	(3,554)			(5,593)
Income tax provision (benefit)	340	(789)	(1,570	)(d)	(2,019)

Net income (loss)	$2,115	$(2,765)			$(3,574)

Net income (loss) per share:
Basic	$0.13				$(0.20)

Diluted	$0.12				$(0.20)

Shares used in computing net income (loss) per share:
Basic	16,716				17,461
Diluted	17,991				17,461

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands)

	Three months ended December 31, 2002
	Artisan	NurLogic	Pro Forma Adjustments		Pro Forma Combined

Revenue:
License	$11,969	$2,526			$14,495
Net royalty	2,015	76			2,091

Total revenue	13,984	2,602			16,586

Costs and expenses:
Cost of revenue	3,906	135			4,041
Product development	2,935	1,938			4,873
Sales and marketing	3,104	785			3,889
General and administrative	1,395	1,078			2,473
Amortization of purchased intangible assets	492	—	1,066	(g)	1,558
Stock-based compensation expense	—	—	164	(i)	164

Total costs and expenses	11,832	3,936			16,998

Operating income (loss)	2,152	(1,334)			(412)
Interest and other income (expense), net	203	(1)	(22	)(h)	180

Income (loss) before provision for income taxes	2,355	(1,335)			(232)
Income tax provision (benefit)	190	0	(426	)(d)	(236)

Net income (loss)	$2,165	$(1,335)			$4

Net income (loss) per share:
Basic	$0.13				$0.00

Diluted	$0.11				$0.00

Shares used in computing net income per share:
Basic	17,103				17,848
Diluted	18,857				19,676

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.    Basis of Pro Forma Presentation

On February 19, 2003, Artisan completed its acquisition of NurLogic in a transaction accounted for as a purchase business combination. As consideration for the acquisition, Artisan paid approximately $5.0 million in cash, issued 745,000 shares of Artisan common stock, issued options to purchase 819,000 shares of Artisan common stock and incurred estimated transaction related costs of $1.0 million.

The shares issued in the acquisition have been valued in accordance with Emerging Issue Task Force Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”). In accordance with EITF 99-12, Artisan has established that the first date on which the number of Artisan shares and the amount of other consideration became fixed was February 19, 2003. Accordingly, Artisan has valued the transaction using the average closing price two days before and two days after February 19, 2003, inclusive. The total preliminary purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the acquisition date. The fair market value of the options issued upon Artisan’s assumption of NurLogic options was determined using the Black-Scholes model using the following assumptions: expected life of two to six years, average risk-free interest rate of 1.91%, expected volatility of 97% and no expected dividend yield.

Artisan and NurLogic employ accounting policies that are in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of Artisan and NurLogic have been made.

Artisan has not identified any preacquisition contingencies where impairment of the related asset or liability is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events will occur and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

Note 2.    Pro Forma Adjustments and Assumptions

The unaudited pro forma financial information reflects a total estimated purchase price for NurLogic of $30.3 million as follows (in thousands):

Purchase price:
Cash	$5,018
Value of Artisan common stock	12,909
Fair value of stock options	11,324
Merger costs	1,020

Total consideration	$30,271

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)

Under the purchase method of accounting, the estimated total preliminary purchase price is allocated to NurLogic’s net tangible and intangible assets based upon their estimated fair market value as of the date of acquisition, February 19, 2003. The preliminary allocation of the purchase price to goodwill and intangibles is based upon an independent, third-party appraisal and management’s estimates as follows (in thousands):

Allocation of purchase price:
Net tangible assets acquired	$4,976

Intangible assets acquired:
Developed technology	9,240
Customer base	910
Order backlog	340

10,490

In-process research and development	520
Deferred stock-based compensation	696
Deferred tax liability	(4,196)
Goodwill	17,785

$30,271

Net tangible assets acquired as of December 31, 2002 of approximately $5.0 million represent the net tangible assets of NurLogic. A portion of the purchase price has been allocated to identifiable intangible assets. The income approach, which includes an analysis of cash flows and the risks associated with achieving such cash flows, was the primary technique utilized in valuing the identifiable intangible assets. In-process research and development, which reflects certain research projects that had not yet reached technological feasibility and had no perceived alternative future use, was expensed upon consummation of the Merger. Other identifiable intangible assets are being amortized over their useful lives of two to four years for developed technology, two to three years for customer base and six months for order backlog. The fair value assigned to in-process research and development and other identifiable intangible assets was estimated by discounting, to present value, the cash flows attributable to the technology once it had reached technological feasibility. The $520,000 allocated to in-process research and development was assumed to be written off at December 31, 2002 and is reflected as a $520,000 adjustment to retained earnings.

The residual purchase price of $17.8 million has been recorded as goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill relating to the NurLogic acquisition is not being amortized and will be carried at cost and tested for impairment annually and whenever events indicate that an impairment may have occurred.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)

Note 3.    Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information (in thousands):

(a)	To record cash merger consideration of $5,018.

(b)	To record goodwill and purchased intangible assets.

(c)	To record the liability of $1,020 for direct merger costs.

(d)	To record a deferred tax liability of $4,196 related to identifiable intangible assets, and to record the related tax effect at 40%.

(e)	To eliminate the historical shareholders’ equity of NurLogic and record the estimated fair value of Artisan shares and options issued in the merger.

(f)	To record the in-process research and development charge of $520 assumed to be written off at December 31, 2002.

(g)	To record amortization of acquired intangible assets.

(h)	To record a decrease in interest income attributable to cash merger consideration.

(i)	To record deferred stock based compensation and compensation expense related to the unvested stock options issued as part of the acquisition which are amortized over the estimated service period in accordance with FIN 28.

(j)	To record collection of notes receivable from related parties of $420.

There were no transactions between Artisan and NurLogic during the periods presented. The unaudited pro forma condensed combined provision (benefit) for income taxes may not represent the amounts that would have resulted had Artisan and NurLogic filed consolidated income tax returns during the periods presented.

Based on the finalization of the valuation, purchase price allocation, integration plans and other factors, the pro forma adjustments may change from those presented in these pro forma condensed combined financial statements. A change in the value assigned to long-lived tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. The effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

Note 4.    Unaudited Pro Forma Combined Income (loss) Per Common Share

Basic unaudited pro forma income (loss) per common share is calculated based on the issuance of approximately 745,000 shares of Artisan common stock in the merger. The computation of diluted loss per common share for the year ended September 30, 2002 does not include outstanding options to purchase 1.3 million shares during fiscal 2002 because inclusion of such options would have been anti-dilutive. The computation of diluted loss per common share for the three months ended December 31, 2002 includes outstanding options to purchase 1.8 million shares during the three months ended December 31, 2002.

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization by and among Artisan Components, Inc., Venice Acquisition Corp. and NurLogic Design, Inc. dated as of October 18, 2002 with exhibits

2.1.1	Amendment No. 1 to the Agreement dated November 20, 2002

2.1.2	Amendment No. 2 to the Agreement dated December 30, 2002

2.1.3	Amendment No. 3 to the Agreement dated January 8, 2003

2.1.4	Amendment No. 4 to the Agreement dated January 31, 2003

23.1	Consent of Ernst & Young LLP, Independent Auditors

99.1	Press Release dated February 19, 2003